Exhibit 99.1


NEWS BULLETIN

FROM:

CAL AMP


FOR IMMEDIATE RELEASE

CalAmp Announces New Operating Structure and Changes to Senior Management
Team


OXNARD, Calif., June 11, 2008--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless communications solutions, today announced a new operating structure along with changes to the Company's senior management team.

Effective immediately, CalAmp will consolidate its two divisions, the Wireless DataCom Division and Satellite Division, into one operating unit. While CalAmp will continue to report separate financial results for its Satellite and Wireless DataCom product lines, it expects the new streamlined operating structure will result in improved efficiencies. With the Company's new operating structure, Michael J. Burdiek, formerly President of CalAmp's Wireless DataCom Division, has been appointed the Company's Chief Operating Officer. In addition, Robert Hannah, formerly Vice President Operations, Satellite Division, will assume added responsibilities as Vice President and General Manager, Satellite Products, reporting directly to Mr. Burdiek. Mr. Hannah will continue as Acting Vice President Operations until a successor is named.

Patrick Hutchins, President Satellite Division and Chief Operations Officer, has resigned his position with the Company.

Rick Gold, CalAmp's President and Chief Executive Officer, said, "By combining the Satellite and Wireless DataCom Divisions into one streamlined operating unit, we expect to leverage CalAmp's full range of engineering and operational resources to best serve our customers across all of our lines of business." Mr. Gold continued, "I am very pleased that Michael Burdiek has agreed to head CalAmp's company-wide operating activities. I am confident that his excellent product and customer knowledge along with his experience, organizational skills and proven leadership will further accelerate our profitable growth initiatives with our Wireless DataCom and Satellite product lines. Michael will rely heavily on a strong Satellite Products team led by Robert Hannah, a proven operating executive who has played a major role in CalAmp's position as a leading provider of outdoor equipment to the Direct Broadcast Satellite market."

Mr. Gold concluded, "Patrick Hutchins has made a significant contribution to CalAmp's success during his tenure with the Company. We thank him for his service and wish him well in his future endeavors."



About CalAmp Corp.
CalAmp provides wireless communications solutions that enable anytime/anywhere access to mission-critical data and content. The Company serves customers in the public safety, industrial monitoring and controls, mobile resource management, and direct broadcast satellite markets. The Company's products are marketed under the CalAmp, Dataradio, Smartlink, Aercept, LandCell and Omega trade names. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:                     AT FINANCIAL RELATIONS BOARD:
Rick Vitelle                        Lasse Glassen
Chief Financial Officer             General Information
(805) 987-9000                     (213) 486-6546
                                    lglassen@frbir.com